Exhibit 99.1

(2)  The shares of Common Stock issuable upon conversion of the Series 1-A Preferred Stock are held by the Reporting Persons as follows: 775,623 by Alliance Technology Ventures III, L.P. and 15,829 by ATV III Affiliates, L.P. ATV III Partners, LLC is the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Persons disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(4)  The shares of Common Stock issuable upon conversion of the Series 1-B Preferred Stock are held by the Reporting Persons as follows: 810,893 by Alliance Technology Ventures III, L.P. and 16,549 by ATV III Affiliates, L.P. ATV III Partners, LLC is the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Persons disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(6)  The shares of Common Stock issuable upon conversion of the Series 1-C Preferred Stock are held by the Reporting Persons as follows:  426,474 by Alliance Technology Ventures III, L.P. and 4,743 by ATV III Affiliates, L.P. ATV III Partners, LLC is the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Persons disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(8)  The shares of Common Stock issuable upon conversion of the Series 1-D Preferred Stock are held by the Reporting Persons as follows: 500,578 by Alliance Technology Ventures III, L.P. and 5,567 by ATV III Affiliates, L.P. ATV III Partners, LLC is the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Persons disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(9)  The shares of Common Stock sold were held by the Reporting Persons as follows: 232,677 by Alliance Technology Ventures III, L.P. and 3,952 by ATV III Affiliates, L.P. ATV III Partners, LLC is the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Persons disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.